EXHIBIT 99.1

CONTACT: Victor	J. Galán, Chairman of the Board and Chief Executive Officer
PHONE	#: (787) 766-8301

FOR RELEASE IMMEDIATELY

•	R&G FINANCIAL ANNOUNCES EXTENSION GRANTED BY NEW YORK STOCK EXCHANGE OF LISTING PRIVILEGES;

•	SIGNING BY ITS R-G CROWN BANK SUBSIDIARY OF CONSENT ORDER WITH REGULATOR;

•	COMPLETION OF “UNWINDING” TRANSACTION WITH DORAL FINANCIAL CORPORATION AND DORAL BANK; AND

•	REGULATORY PERMISSION TO COMPLETE ADDITIONAL “UNWINDING” TRANSACTION WITH W HOLDING COMPANY, INC. AND WESTERNBANK, PUERTO RICO.

San Juan, Puerto Rico: October 3, 2006—R&G Financial Corporation (NYSE: RGF) (the “Company”) today filed a
Form 8-K with the Securities and Exchange Commission (“SEC”) with respect to several matters, which are addressed in this press release.

Extension Granted by New York Stock Exchange (“NYSE”) of Listing Privileges

On September 29, 2006, the NYSE advised the Company that it had granted the Company’s request for up to a six month extension, to April 3, 2007, of the time to file its 2005 Annual Report on Form 10-K. The NYSE indicated that the extension granted to the Company was subject to ongoing reassessment, which will take into consideration the Company’s successful achievement of interim milestones, including the filing of its amended Annual Report on Form 10-K/A for the year ended December 31, 2004 (the “2004 10-K/A”). The Company had requested such extension by letter dated September 15, 2006. As previously disclosed in its August 28, 2006 press release, the Company is in the process of preparing restated consolidated financial statements for the years ended December 31, 2002 through 2004 and is working diligently to complete the restatement process and finish its work on its restated financial statements, the results of which will be subject to audit, together with the 2004 10-K/A. The Company is expressing no view as to when audited financial statements and its 2004 10-K/A will be available, but believes it more likely than not that it will be in the first quarter of 2007. The Company also is concurrently working on its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”). Under the rules of the NYSE, the Company was required to file its 2005 Annual Report on Form 10-K by late September 2006, which has now been extended until April 3, 2007. Failure of the Company to achieve the filing of the 2004 10-K/A within the time parameters presented to the NYSE or achieve other interim significant milestones could result in accelerated trading suspension prior to the end of the six-month extension period. Further, if the Company is unable to file its 2005 Annual Report on Form 10-K by April 3, 2007, its Common Stock will be delisted by the NYSE as of such date.

Consent Order by Crown Bank with Office of Thrift Supervision

On October 3, 2006, the Board of Directors of R-G Crown Bank, Casselberry, Florida (“Crown Bank” or the “Bank”), the wholly-owned, federally chartered savings bank subsidiary of the Company, consented to the issuance of a Cease and Desist Order (the “Order”) by the Office of Thrift Supervision of the Department of the Treasury (the “OTS”). Under the terms of the Order, the Bank and the OTS recognize that the Bank neither admits nor denies that grounds exist to initiate such a proceeding or as to the findings in the Order. No fines or monetary penalties have been assessed against the Bank under the Order. The Order became effective on October 3, 2006. The following summarizes the more significant provisions of the Order, a copy of which has been filed as an exhibit to a Current Report on Form 8-K filed by the Company today with the SEC. No attempt has been made to reference all of the requirements set forth in the Order.

The Order was issued based on OTS findings resulting from an examination of Crown Bank that was conducted during the first half of 2006. The OTS determined that Crown Bank in the conduct of its business had violated various laws and regulations, including the Currency and Foreign Transactions Reporting Act (the “Bank Secrecy Act” or “BSA”), the Flood Disaster Protection Act (“FDPA”) and regulations governing the filing of suspicious activity reports (“SARs”). The OTS determined that Crown Bank was engaged in unsafe and unsound banking practices, including (i) failing to maintain an effective consumer compliance strategy and program that provides for adequate and appropriate resources, system controls, real-time monitoring, periodic self-assessment, organizational accountability, responsiveness to needed improvements and effective training; (ii) failing to conduct appropriate customer reviews and account oversight to monitor accounts and transactions for potentially unlawful activity; (iii) failing to fully address prior examination criticisms and implement effective and appropriate corrective actions; (iv) failing to maintain adequate and appropriate loan diversification policies, procedures and guidelines for residential acquisition, development and/or construction loans to avoid undue concentration of credit risk; and (v) failing to maintain adequate and effective policies, procedures, systems and controls to ensure accurate and timely financial recordkeeping and reporting and appropriate and effective oversight by the Bank’s board of directors.

The Order requires the Bank to file with the OTS within proscribed time periods updated plans and reports as specified in the Order. Among other things, the Bank must comprehensively review its program for compliance with BSA and SAR law and regulations and take any required corrective actions resulting from such review as well as specific actions specified in the Order. The Bank’s management was apprised of the OTS regulatory criticisms of its BSA compliance program at the time of the on-site regulatory examination earlier this year and immediately implemented corrective actions. The Bank’s management believes that it has substantially addressed all of the criticisms set forth in the regulatory examination of its BSA compliance program. The Order also requires the Bank to review and amend its FDPA policies and procedures to comply with law and regulations and the specific weaknesses identified in the Order. While the Bank has not at this time been notified of the assessment of civil monetary penalties, under the FDPA, civil monetary penalties in an amount not to exceed $100,000 during any calendar year may be assessed if the primary bank regulator determines that a pattern or practice of violating the FDPA exists. The Bank is also required under the Order to review its lines of business and operations and long term operating strategy and develop a comprehensive three year business plan for the years 2007-2009.

Until the Bank demonstrates to the satisfaction of the OTS that it has addressed the asset quality deficiencies set forth in its examination report and the corrective actions set forth in the Order, Crown Bank may not originate or commit to originate any new construction, acquisition and development or land loans (“ADCL Loans”). ADCL loans do not include non-speculative residential lot loans made by Crown Bank to individual customers for the construction of a residence thereon. Further, the Bank may: (i) continue to fund legally binding ADCL Loan commitments entered into prior to August 31, 2006, (ii) make residential construction/permanent loans where the completed residence will be used as either a primary or secondary residence of the borrower, and repayment is not dependent upon rental or lease income from the residence, and (iii) renew or rollover existing ADCL Loans as well as builder lines of credit that are documented to be performing in compliance with the terms and conditions of the original loan. Further, the Bank may fund additional credit to existing ADCL Loan borrowers, in an aggregate amount not to exceed $15 million without prior regulatory approval, as necessary to protect the Bank’s creditor position and/or preserve its collateral. The Bank is required to adopt a loan concentration and diversification policy in accordance with applicable regulations and to undertake a review of the Bank’s loan review function to ensure that the Bank is adequately staffed by experienced personnel.

Finally, the Order specifically incorporates restrictions on capital distributions by Crown Bank as well as restrictions on transactions with affiliates and insiders that were set forth in a letter from the OTS to the Bank dated February 8, 2006, as amended on February 14, 2006, which the Company described in a Form 8-K filed with the SEC on February 14, 2006, except that the restriction on Crown Bank’s ability to pay dividends to its parent to fund its trust preferred obligations has been increased from $4.0 million to $5.0 million without the need for prior regulatory approval.

Unwinding Transactions

The Company is also announcing that it has received non-objection from the Federal Reserve Bank of New York, the Federal Deposit Insurance Corporation and the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico (its “Regulators”) to restructure the terms of certain prior mortgage loan sale transactions engaged in with both Doral Financial Corporation (NYSE: DRL) (“DFC”), the holding company of Doral Bank, DFC’s Puerto Rico commercial bank subsidiary, and W Holding Company, Inc. (NYSE: WHI) (“WHI”), the holding company of Westernbank Puerto Rico (“Westernbank”), WHI’s Puerto Rico commercial bank subsidiary.

The Company completed the unwinding transaction with DFC and Doral Bank on October 3, 2006 and expects to complete the transaction with WHI and Westernbank within the next two weeks.

In addition, in late 2005, the Company completed restructuring transactions, which are summarized below, with three other Puerto Rico financial institutions.

A.	Completed Unwinding Transaction with DFC

In the fourth quarter of 2004 and the first quarter of 2005, R-G Premier Bank of Puerto Rico, the Company’s wholly-owned Puerto Rico commercial bank subsidiary (“RGP”), entered into two mortgage purchase agreements to purchase from DFC a total of $1.0 billion in mortgage loans. At approximately the same time, Doral Bank entered into two mortgage purchase agreements to purchase from RGP a total of $1.0 billion in mortgage loans. These transactions were originally accounted for by the parties as purchases of mortgage loans but have been subsequently recharacterized by the parties for accounting purposes as lending transactions secured by the mortgage loans. As of August 31, 2006, the balance of the borrowing by DFC from RGP was $411.2 million, and the balance of the borrowing by RGP from Doral Bank was $398.7 million.

With respect to the sale of the mortgage loans by DFC to RGP (with a balance of approximately $411.2 million as of August 31, 2006) that has been recharacterized as a secured borrowing for accounting purposes (the “Doral Borrowing”), DFC and RGP on October 2, 2006 entered into an agreement whereby RGP will accept as repayment in full with respect to the Doral Borrowing the underlying mortgage loans securing the Doral Borrowing. Following this payment in kind, RGP will have legal title to the mortgage loans acquired from DFC (and which RGP held as collateral under the Doral Borrowing). The servicing rights for all of the underlying mortgage loans will be retained by DFC, the entity that currently services the loans.

With respect to the sale of the mortgage loans by RGP to Doral Bank (with an aggregate balance of approximately $398.7 million as of August 31, 2006) that has been recharacterized as a secured borrowing for accounting purposes (the “R-G Borrowing”), RGP and Doral Bank on October 2, 2006 entered into an agreement whereby Doral Bank will accept as repayment in full with respect to the R-G Borrowing the underlying mortgage loans securing the R-G Borrowing. Following this payment in kind, Doral Bank will have legal title to the mortgage loans acquired from RGP (and which Doral Bank held as collateral under the R-G Borrowing). The servicing rights for all of the underlying mortgage loans will be retained by R&G Mortgage Corporation, the Company’s wholly-owned mortgage bank subsidiary (“RGM”), the entity that currently services the loans.

As noted, the Company and RGP completed the transactions with DFC and Doral Bank on October 3, 2006.

B.	Unwinding Transaction with WHI in Process

Between October 2001 and June 2003, Westernbank entered into various mortgage purchase agreements to purchase from RGM a total of $106.2 million in mortgage loans. The sales were structured under variable rate arrangements. These transactions were originally accounted for as purchases of mortgage portfolios by Westernbank but have subsequently been recharacterized as secured borrowings for accounting purposes. As of August 31, 2006, the balance of the borrowings was $39.7 million. RGM and Westernbank are entering into a Credit Agreement to document the loan transfers between the parties that had previously been accounted for as sales to Westernbank as secured borrowings of RGM. The Credit Agreement will be secured by a pledge of the mortgage loans pursuant to a Pledge and Security Agreement to be entered into between RGM and Westernbank.

In addition, between 1994 and 1999, RGP and RGM sold mortgages that they originated aggregating $296.8 million to Westernbank with fixed interest rate arrangements. As of August 31, 2006, the balance of the borrowings aggregated $34.1 million. These transactions had been previously characterized as loan sales to Westernbank but have been subsequently recharacterized as secured borrowings of RGP and RGM. RGM and Westernbank are entering into a Credit Agreement and a Pledge and Security Agreement which shall document and secure the transaction in the same manner as described above. With respect to RGP’s portion of the borrowings which amounted to $25.8 at August 31, 2006, RGP intends to repay its secured borrowing and take control of the mortgages which collateralize such borrowings.

The Company expects that the transactions with Westernbank will close within the next two weeks.

C.	Previously Completed Unwinding Transactions

In November and December of 2005, RGP unwound three transactions with other Puerto Rico financial institutions. Like the DFC and WHI transactions described above, the transactions involved the transfer of pools of mostly residential mortgage loans that the Company had previously accounted for as sales to the other financial institutions but subsequently recharacterized as secured borrowings. These mortgages aggregated $508.9 million. Of this amount, loan pools with an original principal balance of $484.7 million had been originated by RGP and loan pools with an aggregate principal balance of $24.2 million had been originated by RGM. As a result of the unwinding transactions, RGP repaid its secured borrowings to each of the three Puerto Rico financial institutions in question and took control of the mortgages which collateralized such borrowings.

The first transaction, which was completed on November 30, 2005, was conducted with Banco Santander Puerto Rico. This transaction involved 12 loan pools aggregating $301.3 million, which loan pools were reacquired by RGP. The second transaction, which was completed on December 23, 2005, was conducted with Banco Bilbao Vizcaya Argentaria. The transactions resulted in the reacquisition by RGP of loans aggregating $70.2 million. The third transaction, which was completed on December 30, 2005, was conducted with First Bank of Puerto Rico. The transactions resulted in the reacquisition by RGP of loans aggregating $137.3 million.

The Company continues to negotiate with other Puerto Rico financial institutions with respect to other transactions that still have to be unwound. At August 31, 2006, the Company had loans with an aggregate principal balance of $612.4 million underlying secured borrowings that had previously been characterized as sales.

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The Company, currently in its 34th year of operation, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, investments, consumer finance and insurance through its wholly owned subsidiaries, Premier Bank, Crown Bank, R&G Mortgage Corp., Puerto Rico’s second largest mortgage banker, R-G Investments Corporation, the Company’s Puerto Rico broker-dealer, and R-G Insurance Corporation, its Puerto Rico insurance agency. At June 30, 2006 the Company operated 37 bank branches in Puerto Rico, 35 bank branches in the Orlando, Tampa/St. Petersburg and Jacksonville, Florida and Augusta, Georgia markets, and 49 mortgage offices in Puerto Rico, including 37 facilities located within Premier Bank’s banking branches.

FORWARD LOOKING STATEMENTS

This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,”

“anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.